Exhibit 32.1

Certifications Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the

Sarbanes—Oxley Act of 2002

I, Daniel W. Maudlin, the Vice President Finance and Chief Financial Officer of Haynes International, Inc., certify that (i) the Annual Report on Form 10‑K for the fiscal year ended September 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Haynes International, Inc. as of the dates and for the periods set forth therein.

999	Vice President Finance and Chief Financial Officer
/s/ Daniel W. Maudlin Daniel W. Maudlin Vice President Finance and Chief Financial Officer

November 14, 2019 Date

I, Michael L. Shor, the President and Chief Executive Officer of Haynes International, Inc., certify that (i) the Annual Report on Form 10‑K for the fiscal year ended September 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Haynes International, Inc. as of the dates and for the periods set forth therein.

9	President and Chief Executive Officer
/s/ Michael L. Shor Michael L. Shor President and Chief Executive Officer

November 14, 2019 Date